                               EXHIBIT 10(d)
                               -------------



                 DeVRY INC. PROFIT SHARING RETIREMENT PLAN
                 -----------------------------------------
           (As Amended and Restated Effective as of July 1, 1992)









                          Mayer, Brown & Platt
                                Chicago

     I,                                  , Secretary of Keller

Graduate School of Management, Inc., hereby certify that the attached document is a full, true and complete copy of DeVRY INC.

PROFIT SHARING RETIREMENT PLAN, as presently in effect.

     Dated this       day of                     , 1992.





                              ----------------------
                              Secretary as Aforesaid

                                      (SEAL)

                       TABLE OF CONTENTS


                                                             PAGE
                                                             ----
SECTION 1  General                                              1

     1.1.  History, Purpose and Effective Date                  1
     1.2.  Related Companies and Employers                      1
     1.3.  Trust Agreement, Plan Administration                 1
     1.4.  Plan Year                                            2
     1.5.  Valuation Date                                       2
     1.6.  Applicable Laws                                      2
     1.7.  Gender and Number                                    2
     1.8.  Notices                                              2
     1.9.  Form and Time of Elections                           2
     1.10. Evidence                                             2
     1.11. Action by Employers                                  2
     1.12. No Reversion to Employers                            3
     1.13. Plan Supplements                                     3
     1.14. Defined Terms                                        3

SECTION 2  Participation in Plan                                4

     2.1.  Eligibility for Participation                        4
     2.2.  Inactive Participation                               4
     2.3.  Plan Not Contract of Employment                      4
     2.4.  Leased Employees                                     5

SECTION 3  Service                                              6

     3.1.  Year of Service                                      6
     3.2.  Hour of Service                                      6
     3.3.  One Year Break in Service                            7

SECTION 4  Pre-Tax and Rollover Contributions                   8

     4.1.  Amount of Pre-Tax Contributions                      8
     4.2.  Payment of Pre-Tax Contributions                     8
     4.3.  Variation, Discontinuance and Resumption of
             Pre-Tax Contributions                              8
     4.4.  Rollover Contributions and Transfers                 8
     4.5.  Compensation                                         9

SECTION 5  Employer Contributions                              10

     5.1.  Matching Contributions                              10
     5.2.  Discretionary Profit Sharing Contributions          10
     5.3.  Limitations on Amount of Employer Contributions     10
     5.4.  Payment of Employer Contributions                   10

SECTION 6  Investment of the Trust Fund                        11

     6.1.  Investment Funds                                    11
     6.2.  Investment Fund Accounting                          12
     6.3.  Investment Fund Elections                           12
     6.4.  Transfers Between Investment Funds                  12

SECTION 7  Plan Accounting                                     13

     7.1.  Participants' Accounts                              13
     7.2.  Adjustment of Participants' Accounts                13
     7.3.  Allocation and Crediting of Contributions and
             Forfeitures                                       15
     7.4.  Statement of Plan Interest                          16

SECTION 8  Limitations on Compensation, Contributions
             and Allocations                                   17

     8.1.  Reduction of Contribution Rates                     17
     8.2.  Limitations on Annual Additions                     17
     8.3.  Excess Annual Additions                             18
     8.4.  Combined Plan Limitation                            18
     8.5.  $7,000 Limitation                                   18
     8.6.  Code Section 401(k)(3) Testing                      19
     8.7.  Correction Under Section 401(k) Test                21
     8.8.  Code Section 401(m)(2) Testing                      21
     8.9.  Correction Under Section 401(m) Test                22
     8.10. Multiple Use of Alternative Limitation              23
     8.11. Highly Compensated                                  23
     8.12. Plan Disaggregation                                 24

SECTION 9  Vesting and Termination Dates                       25

     9.1.  Determination of Vested Interest                    25
     9.2.  Accelerated Vesting                                 25
     9.3.  Termination Date                                    25
     9.4.  Distribution Only Upon Separation From Service      25

SECTION 10  Loans and Withdrawals of Contributions While
              Employed                                         27

     10.1.  Loans to Participants                              27
     10.2.  Withdrawals on Account of Hardship                 29
     10.3.  Hardship Withdrawals                               30
     10.4.  Withdrawals On or After Age 59-1/2                 31
     10.5.  Form of Withdrawal                                 31

SECTION 11  Distributions                                      33

     11.1.  Distributions to Participants After Termination
              of Employment                                    33

     11.2.  Direct Rollover                                    34
     11.3.  Distributions to Beneficiaries                     34
     11.4.  Special Rules Governing Annuity Elections          35
     11.5.  Limits on Commencement and Duration of
              Distributions                                    36
     11.6.  Beneficiary Designations                           38
     11.7.  Facility of Payment                                39
     11.8.  Interests Not Transferable                         39
     11.9.  Absence of Guaranty                                39
     11.10. Missing Participants or Beneficiaries              40
     11.11. Treatment of Nonvested and Partially Vested
              Accounts                                         40
     11.12.  Application of Forfeitures                        41
     11.13.  Form of Payment                                   41
     11.14.  Disability Distribution                           41

SECTION 12  The Committee                                      42

     12.1.  Membership and Authority                           42
     12.2.  Allocation and Delegation of Committee
              Responsibilities and Powers                      43
     12.3.  Uniform Rules                                      43
     12.4.  Information to be Furnished to Committee           43
     12.5.  Committee's Decision Final                         43
     12.6.  Exercise of Committee's Duties                     43
     12.7.  Remuneration and Expenses                          44
     12.8.  Indemnification of the Committee                   44
     12.9.  Resignation or Removal of Committee Member         44
     12.10. Appointment of Successor Committee Members         44

SECTION 13  Amendment and Termination                          45

     13.1.  Amendment                                          45
     13.2.  Termination                                        45
     13.3.  Merger and Consolidation of the Plan, Transfer
              of Plan Assets                                   45
     13.4.  Distribution on Termination and Partial
              Termination                                      46
     13.5.  Notice of Amendment, Termination or Partial
              Termination                                      46

Appendix A - Defined Terms

Supplement A - Top Heavy

            DeVRY INC. PROFIT SHARING RETIREMENT PLAN
            -----------------------------------------
      (As Amended and Restated Effective as of July 1, 1992)


                           SECTION 1

                            General
                            -------

     1.1.   History, Purpose and Effective Date.  Effective
June 30, 1979, Keller Graduate School of Management, Inc., a Delaware corporation (the "Company"), established the Keller Graduate School of Management, Inc. Profit Sharing Plan (the "Plan") so that it, and each Related Company (as defined in subsection 1.2) which, with the consent of the Company, adopts the Plan may assist their eligible employees in providing for their future security. The Plan was amended and restated effective as of July 1, 1987. Effective as of July 1, 1991, the Plan was renamed the DeVRY Inc. Profit Sharing Retirement Plan. The following provisions constitute an amendment, restatement and continuation of the Plan as in effect immediately prior to July 1, 1992, the "Effective Date" of the Plan as set forth herein.
To the extent that any provisions of the Plan as set forth herein specifically provide for an effective date prior to July 1, 1992, such provisions shall constitute an amendment of the Plan as in effect on such date. The Plan is intended to qualify as a profit sharing plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     1.2. Related Companies and Employers. The term "Related Company" means any corporation or trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code. The Company and each Related Company, which, with the Company's consent, adopts the Plan are referred to below collectively as the "Employers" and individually as an "Employer".

     1.3. Trust Agreement, Plan Administration. All contribu tions made under the Plan will continue to be held, managed and controlled by one or more trustees (the "Trustee") acting under a Trust which forms a part of the Plan. The terms of the Trust as in effect on the Effective Date are set forth in a Trust Agreement known as DeVRY Inc. Profit Sharing Retirement Trust. The authority to control and manage the operation and administration of the Plan is vested in a committee (the "Committee") which consists of one or more persons as described in subsection 12.1. The members of the Committee shall be the "named fiduciaries", as described in section 402 of the Employee

Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to their authority under the Plan. Except as otherwise expressly provided in subsection 12.1, the Company shall be the administrator of the Plan and shall have the rights, duties and obligations of an "administrator" as that term is defined in section 3(16)(A) of ERISA and of a "plan administrator" as that term is defined in section 414(g) of the Code.

     1.4. Plan Year. The term "Plan Year" means the twelve-consecutive-month period beginning on each July 1.

     1.5.   Valuation Date.  Effective August 1, 1993, the term
"Valuation Date" means the last day of each calendar month. From the period July 1, 1992 until July 31, 1993, the term "Valuation
Date" means the last day of each calendar quarter.

     1.6. Applicable Laws. The Plan shall be construed and administered in accordance with the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

     1.7. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     1.8. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

     1.9. Form and Time of Elections. Unless otherwise specified herein, each election permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times and in such form as the Committee shall require.

     1.10. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     1.11. Action by Employers. Any action required or permitted to be taken by any Employer which is a corporation shall be by resolution of its Board of Directors, or by a duly authorized person or persons. Any action required or permitted to be taken by any Employer which is a partnership shall be by a general partner of such partnership or by a duly authorized person or persons.

     1.12. No Reversion to Employers. No part of the corpus or income of the Trust shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, except as specifically provided in the Trust Agreement.

     1.13. Plan Supplements. The provisions of the Plan as applied to any Employer or any group of employees of any Employer may, with the consent of the Company, be modified or supplemented from time to time by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement's effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.

     1.14. Defined Terms. Terms used frequently with the same meaning are indicated by initial capital letters, and are defined throughout the Plan. Appendix A contains an alphabetical listing of all such terms and the subsections in which they are defined.

                           SECTION 2

                     Participation in Plan
                     ---------------------

     2.1. Eligibility for Participation. Subject to the conditions and limitations of the Plan, each individual who was a Participant in the Plan immediately prior to the Effective Date will continue as such on and after that date, and each employee of an Employer who was not a Participant in the Plan immediately prior to the Effective Date will become a "Participant" in the Plan on the first day of the first calendar quarter coincident with or following the Effective Date on which he meets the following requirements:

     (a) he has completed one Year of Service (as defined in subsection 3.1);

     (b) he is not a member of a collective bargaining unit as to which retirement benefits have been the subject of good faith bargaining unless the Plan has been extended to the collective bargaining unit under a currently effective collective bargaining agreement; and

          (c) for periods beginning on and after April 1, 1993, he is not a temporary employee of an Employer (that is, an employee who is not a regular full-time employee or a regular part-time employee).

Notwithstanding the foregoing provisions of this subsection 2.1, if an individual is employed or reemployed by an Employer on or after the first calendar quarter coincident with or next following the date on which he first meets the requirements of paragraph (a) above, he shall become a Participant in the Plan immediately upon meeting the requirements of paragraphs (b) and
(c) above if such individual has not incurred a One Year Break in Service (described in subsection 3.3) or, if the individual has incurred a One Year Break in Service, retroactive, from the first day of the Plan Year during which he again completes a Year of Service.

     2.2. Inactive Participation. Once an eligible employee becomes a Participant in the Plan, he will remain a Participant as long as he continues to have an Account balance under the Plan for all purposes under the Plan except the contribution provisions of Sections 4 and 5 and, unless such Participant is an employee of an Employer or a Related Company, the withdrawal and loan provisions of Section 10.

     2.3. Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     2.4. Leased Employees. If a person satisfies the requirements of section 414(n) of the Code and applicable Treasury regulations for treatment as a "Leased Employee", such Leased Employee shall not be eligible to participate in this Plan or in any other plan maintained by an Employer or a Related Company which is qualified under section 401(a) of the Code, but, to the extent required by section 414(n) of the Code and applicable Treasury regulations, such person shall be treated as if the services performed by him in such capacity were performed by him as an employee of a Related Company which has not adopted the Plan; provided, however, that no such service shall be credited:

     (a) for any period during which not more than 20 percent of the workforce of the Employers and the Related Companies that is not Highly Compensated (as defined in subsection 8.11) consists of Leased Employees and the Leased Employee is a participant in a money purchase pension plan maintained by the leasing organization which (i) provides for a nonintegrated employer contribution of at least 10 percent of compensation,
          (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the Code; or

     (b) for any other period unless the Leased Employee provides satisfactory evidence to the Employer or Related Company that he meets all of the conditions of this subsection 2.4 and applicable law required for treatment as a Leased Employee.

                           SECTION 3

                            Service
                            -------

     3.1. Year of Service. The term "Year of Service" means, with respect to any employee, any Plan Year during which he completes at least 1,000 Hours of Service (as defined in subsection 3.2), subject to the following:

     (a)  For purposes of subsection 2.1:

             (i)    the term Year of Service shall not include
               any Plan Year commencing prior to the date on which the employee first completes an Hour of Service;

             (ii)   the 12-consecutive-month period commencing on
               the date on which the employee first completes an Hour of Service shall be deemed to be a Year of Service if he completes at least 1,000 Hours of Service during such 12-consecutive-month period.

     (b) For purposes of Section 9, if an individual is employed or reemployed by an Employer after incurring a One Year Break in Service, his number of Years of Service accrued prior to such break shall be counted only if the individual completes a Year of Service following the date of his employment or reemployment.

     (c) For all purposes of the Plan, a Participant's number of Years of Service accrued after five consecutive One Year Breaks in Service shall be disregarded for purposes of determining the nonforfeitable percentage of his benefit under the Plan derived from Employer contributions which accrued prior to such break.

Service shall include service with DeVRY Inc. and Bell & Howell
Company prior to August 7, 1987 for those individuals who were employees of DeVRY Inc. on such date and eligible to participate in the Bell & Howell Profit Sharing Retirement Plan.

     3.2. Hour of Service. The term "Hour of Service" means, with respect to any employee, each hour for which he is paid or entitled to payment for the performance of duties for an Employer or a Related Company or for which back pay, irrespective of mitigation of damages, has been awarded to the employee or agreed to by an Employer or a Related Company, subject to the following:

     (a) An employee shall be credited with the number of regularly scheduled working hours included in the time period on the basis of which payment to the employee is calculated for any period during which he performs no duties for an Employer or a Related Company (irrespective of whether the employment relationship has terminated) by reason of a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence but for which he is directly or indirectly paid or entitled to payment by an Employer or a Related Company; provided, however, that an employee shall not be credited with more than 501 Hours of Service under this paragraph (a) for any single continuous period during which he performs no duties for an Employer or a Related Company. Payments considered for purposes of the foregoing sentence shall include payments unrelated to the length of the period during which no duties are performed but shall not include payments made solely as reimbursement for medically-related expenses or solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws.

     (b) Solely for purposes of determining whether an employee has incurred a One Year Break in Service, the employee shall be credited, to the extent not otherwise credited in accordance with the foregoing provisions of this subsection 3.2, with 8 Hours of Service for each day (up to a maximum of 40 Hours of Service for each calendar week) for any period during which the employee is absent from active employment with an Employer or Related Company by reason of the employee's pregnancy, the birth of a child of the employee, or the placement of a child with the employee in connection with the employee's adoption of such child, and, in each case, the care of such child immediately after its birth or placement; provided that in no event shall more than 501 Hours of Service be credited under this paragraph
          (b). Hours of Service credited in accordance with the foregoing sentence shall be credited for the Plan Year during which the absence begins to the extent that such crediting would prevent the employee from incurring a One Year Break in Service during that year and, in each other case, shall be credited in the immediately following Plan Year.

     3.3. One Year Break in Service. The term "One Year Break in Service" means, with respect to any employee, any Plan Year during which he completes fewer than 501 Hours of Service.

                           SECTION 4

              Pre-Tax and Rollover Contributions
              ----------------------------------

     4.1. Amount of Pre-Tax Contributions. Subject to the limitations set forth in Section 8 and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any Plan Year a Participant may elect to have his salary or wages reduced and a corresponding amount contributed on his behalf to the Plan by his Employer as a "Pre-Tax Contribution", which amount shall not be less than 2 percent nor more than 15 percent of his Compensation (as defined in subsection 4.5) for that year; provided, however, that for periods ending before April 1, 1993, such amount shall not be greater than 10 percent of his Compensation. Any election pursuant to this subsection 4.1 shall be submitted to the Committee in such form and at such time as the Committee may require.

     4.2.   Payment of Pre-Tax Contributions.  Pre-Tax
Contributions shall be made each payroll period, and shall be paid to the Trustee by the Employer on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but not later than the last day of the month following the month of the payroll deduction.

     4.3. Variation, Discontinuance and Resumption of Pre-Tax Contributions. Subject to such rules and restrictions as the Committee may establish on a uniform and nondiscriminatory basis, a Participant may elect to change his Pre-Tax Contribution rate (but not retroactively) within the range specified in subsection 4.1, to discontinue having contributions made for him at any pay period or to have them resumed; provided, however, a Participant who discontinues his Pre-Tax Contributions (including by reason of any suspension required under paragraph 10.3(c)) may not resume such contributions until the first day of the calendar quarter coincident with or next following the 6-month period beginning on the date that such contributions are discontinued.

     4.4. Rollover Contributions and Transfers. Subject to the terms of this subsection, effective as of January 1, 1991, a Participant or an employee who meets the requirements of subsection 2.1 other than paragraph (a) thereof may, with the consent of the Committee:

          (a) for years beginning on or after January 1, 1993, contribute part or all of an eligible rollover contribution (as defined in section 402 of the Code)
          (also referred to as a "direct rollover"),

          (b) for years ending before January 1, 1993, contribute part or all of a qualified total distribution (as defined in section 402(a)(5)(E) of the Code), or

          (c) for all years, make a rollover contribution (as described in section 408(d)(3) of the Code) (a "participant rollover") which, under the applicable provisions of the Code, is permitted to be rolled over to an eligible retirement plan provided that such contribution must be paid over to the Trustee on or before the sixtieth day after receipt by the Participant or employee of the distribution.

In addition, a plan qualified under section 401(a) of the Code and holding amounts for the benefit of a Participant or an employee may, with such individual's consent, and the consent of the Committee, transfer such amounts to the Plan; provided, however, no amounts may be transferred pursuant to this subsection 4.4 if such amounts are subject to the provisions of section 401(a)(11) of the Code, and further provided no transfer may be made of amounts unless the Plan is not required, pursuant to Q&A-3(b) of Treas. Reg.,1.411(d)-4, to preserve any section 411(d)(6) protected benefits accrued under the transferor plan with respect to such amounts. If an employee who is not otherwise a Participant makes a rollover contribution to the Plan, he shall be treated as a Participant only with respect to the amounts so contributed or transferred until he has met all of the requirements for Plan participation set forth in subsection 2.1.

     4.5. Compensation. A Participant's "Compensation" shall mean his total wages and other compensation as shown in Box 1 (or predecessor or successor thereto) on any Form W-2 issued by an Employer for that portion of the Plan Year during which he is eligible to participate in the Plan, determined prior to any reductions thereof made in accordance with the provisions of any plan maintained by an Employer and intended to meet the requirements of section 125 or 401(k) of the Code and excluding noncash prizes, taxable relocation, taxable educational assistance, severance and amounts realized from the exercise of stock options, up to a maximum amount for the Plan Year of $150,000 ($200,000 for Plan Years beginning prior to July 1,
1994) or such other amount as may be permitted for any year under section 401(a)(17) of the Code, taking into account for purposes of such limitation any proration required in situations where "family members" (as defined in sections 401(a)(17) and 414(q)(6) of the Code) and their Compensation must be aggregated, or where Compensation is computed with respect to a period of less than a full year (other than on account of mid-year commencement or cessation of active participation in the Plan).

                           SECTION 5

                    Employer Contributions
                    ----------------------

     5.1. Matching Contributions. Subject to the conditions and limitations of Section 8, each Employer shall make a "Matching Contribution" to the Plan on behalf of each Participant employed by such Employer who makes a Pre-Tax Contribution to the Plan in an amount equal to one percent of such Participant's Compensation for the month that any such Pre-Tax Contribution is made.

     5.2. Discretionary Profit Sharing Contributions. Subject to the conditions and limitations of Section 8, each Employer shall make a "Discretionary Profit Sharing Contribution" for a Plan Year in the amount, if any, determined by such Employer in its sole discretion. Any such contribution shall be allocated to Participants' Accounts (defined in subsection 7.1) in accordance with the provisions of subsection 7.3.

     5.3. Limitations on Amount of Employer Contributions. In no event shall the sum of the Discretionary Profit Sharing Contribution and Matching Contribution made by an Employer for any Plan Year exceed the limitations imposed by section 404 of the Code on the maximum amount deductible on account thereof by that Employer for that year.

     5.4. Payment of Employer Contributions. Each Employer's Discretionary Profit Sharing Contribution and Matching Contribution under the Plan for any Plan Year shall be paid to the Trustee, without interest, no later than the time prescribed by law for filing the Employer's federal income tax return, including any extensions thereof.

                           SECTION 6

                 Investment of the Trust Fund
                 ----------------------------

     6.1. Investment Funds. One or more "Investment Funds" may be established under the Trust from time to time for the investment of Participants' Accounts. As of July 1, 1994, the
Investment Funds are as follows:

     (a) a "Value Equity Fund", which shall be invested and reinvested in common or capital stocks of issuers other than a Related Company (except that the Value Equity Fund may be invested in common or capital stock of a Related Company to the extent that any such stock is held in a commingled fund), bonds, debentures, or preferred stocks converted into such common or capital stocks, and other similar types of investments;

     (b) a "Growth Equity Fund", which shall be invested and reinvested in common or capital stocks that are expected to have high growth rates of issuers other than a Related Company (except that the Growth Equity Fund may be invested in common or capital stock of a Related Company to the extent that any such stock is held in a commingled fund), bonds, debentures, or preferred stocks converted into such common or capital stocks, and other similar types of investments;

     (c) a "Fixed Income Fund", which shall be invested primarily in intermediate-term bonds, and in part in commercial mortgages, the income or return from which is fixed, limited or determinable in advance by the terms of a contract, document or instrument creating or evidencing such property or interest in property, or by the terms of the acquisition thereof;

     (d) a "Balanced Fund", which shall be invested and reinvested partly in common or capital stocks and partly in bonds of issuers other than a Related Company (except that the Balanced Fund may be invested in Common Stocks or bonds of a Related Company to the extent such stocks or bonds are held in a commingled fund);

     (e) a "Money Market Reserves Fund" which shall be invested and reinvested in short term securities issued by the U.S. Government;

     (f) a "Stock Fund", which shall be invested by the Trustee solely in qualifying employer securities of DeVRY Inc.
          purchased by the Trustee on the open market; and

     (g) a "Loan Fund", which shall consist only of promissory notes evidencing loans to Participants in accordance with subsection 10.1.

     6.2. Investment Fund Accounting. The Committee shall maintain or cause to be maintained separate subaccounts for each Participant in each of the Investment Funds to separately reflect his interests in each such Fund and the portion thereof that is attributable to each of his Accounts.

     6.3. Investment Fund Elections. At the time that a Participant enrolls in the Plan and effective as of any January 1, April 1, July 1, or October 1 thereafter, each Participant may specify the percentage of contributions and forfeitures (as provided in subsection 11.11) subsequently credited to his Accounts that are to be invested in each of the Investment Funds, subject to such rules and limitations as the Committee may determine. As of July 1, 1994, a Participant's investment elections may be made in multiples of 5 percent (but no less than 10% to any one Investment Fund), provided, that allocations to the Stock Fund shall not exceed 25% of contributions and forfeitures. Separate elections with respect to different types of contributions may not be made. During any period in which no direction is on file with the Committee, contributions and forfeitures credited to a Participant shall be invested in the Money Market Reserves Fund. Any elections under this subsection
6.3 and subsection 6.4 shall be made at such times and in such form as the Committee may require.

     6.4. Transfers Between Investment Funds. Subject to the provisions of subsection 6.3 and such administrative rules as may be applicable to any Investment Fund, effective as of the first day of any calendar quarter, a Participant may elect to transfer the value of his Accounts held in any Investment Fund to any other Investment Fund then made available to such Participant; provided, however, no transfers may be made from another Investment Fund to the Stock Fund and no amounts may be transferred directly from the Fixed Income Fund to the Money Market Reserves Fund; further provided, that such transfers shall be subject to such rules and limitations as the Committee may establish. Subject to the provisions of this subsection 6.4, as of July 1, 1994, transfers may be made in multiples of 5 percent (but no less than 10% may transferred to any one Investment
Fund).

                           SECTION 7

                       Plan Accounting
                       ---------------

     7.1.   Participants' Accounts.  The Committee shall maintain
(or cause to be maintained) the following "Accounts" in the name of each Participant:

     (a) a "Pre-Tax Account," which shall reflect Pre-Tax Contributions, rollover contributions and transferred amounts (other than after-tax amounts included in paragraph (d) next below), if any, made by the Participant or on his behalf and the income, losses, appreciation and depreciation attributable thereto;

     (b) a "Matching Account," which shall reflect Matching Contributions, if any, made on his behalf and forfeitures, if any, allocated to him in accordance with subsection 7.3 and the income, losses, appreciation and depreciation attributable thereto;

     (c)  a "Discretionary Account", which shall reflect
          Discretionary Profit Sharing Contributions, if any, and forfeitures, if any, allocated to him in accordance with subsection 7.3, and the income, losses, appreciation and depreciation attributable thereto; and

     (d) an "After-Tax Transfer Account," which shall reflect transferred amounts attributable to after tax-contributions made by the Participant, if any, and the income, losses, appreciation and depreciation attributable thereto.

The Accounts provided for in this subsection 7.1 shall be for accounting purposes only, and there shall be no segregation of assets within the Investment Funds among the separate Accounts. Reference to the "balance" in a Participant's Accounts means the aggregate of the balances in the subaccounts maintained in the Investment Funds attributable to these Accounts.

     7.2.   Adjustment of Participants' Accounts.  As of each
Valuation Date prior to or coincident with his Distribution Date
(as described in subsection 11.1), the Accounts of a Participant shall be adjusted in the following manner and order:

     (a) first, the balances of the subaccounts of all such Participants under each of the Investment Funds, other than the Loan Fund, shall be adjusted upward or downward, pro rata, according to the balances so that the total of the balances equal the then Fair Market Value (as defined below) of such Investment Fund;

     (b) next, there shall be allocated and credited to each Participant's Loan Fund subaccount and charged to the Participant's subaccounts under the other Investment Funds any loan made to such Participant and any interest which has accrued thereon since the last preceding Valuation Date in accordance with paragraph 10.1(b);

     (c) next, there shall be charged to each Participant's Loan Fund subaccount and credited to the Participant's subaccounts under the other Investment Funds in accordance with paragraph 10.1(e) any payments of principal and interest received by the Trustee from such Participant since the last preceding Valuation Date;

     (d) next, there shall be allocated and credited to each such Participant's appropriate Account the contributions and forfeitures, if any, that are to be allocated and credited as of that date in accordance with the provisions of subsection 7.3; and

     (e) finally, there shall be charged to the proper subaccount for each Account of each Participant under each of the Investment Funds all payments, withdrawals, distributions and quarterly transfers among Investment Funds made to or on account of that Participant since the last preceding Valuation Date that have not been charged previously.

The "Fair Market Value" of an Investment Fund as at any date means the then net worth of that Investment Fund, as determined by the Trustee in accordance with the provisions of the Trust and, to the extent held under that fund, exclusive of:

             (i)    Discretionary Profit Sharing Contributions,
               if any, received by the Trustee for the period elapsed since the close of the last preceding Plan
               Year;

             (ii)   Pre-Tax and Matching Contributions, rollover
               contributions and transferred amounts, if any, received by the Trustee for the period elapsed since the last preceding Valuation Date;

     (iii) forfeitures, if any, arising under the Plan during the period elapsed since the close of the last preceding Plan Year; and

             (iv)   any payments of interest and repayments of
               principal with respect to any loans under subsection 10.1 received by the Trustee since the last preceding Valuation Date.

     7.3.   Allocation and Crediting of Contributions and
Forfeitures. Subject to the provisions of Section 8, contributions and forfeitures shall be allocated and credited as follows:

     (a) Pre-Tax Contributions, Matching Contributions, rollover contributions and transferred amounts made by or on behalf of a Participant for any month (or calendar quarter for periods prior to August 1, 1993) shall be credited to that Participant's appropriate Accounts as of the Valuation Date coinciding with or next following the last day of such month (or calendar quarter).

     (b) As of the last day of each Plan Year, the Discretionary Profit Sharing Contribution of each Employer for that Plan Year and any forfeitures pursuant to subsection
          11.11 attributable to prior Discretionary Profit Sharing Contributions by an Employer shall be allocated among and credited to the appropriate Accounts of Participants who completed a Year of Service during that Plan Year, excluding Participants who were not employed by the Employer on the last day of the year, but including Participants who were not employed by the Employer on the last day of that year because of death, retirement on or after age 62 or total and permanent disability, pro rata, according to the proportion the Participant's total units (described below) with respect to such year bear to the total units awarded to all Participants with respect to such year. For purposes of this subsection 7.3, a Participant shall receive one unit for each full $100 of Compensation received by him during the year if he has completed fewer than 10 Years of Service with the Employers and Related Companies or two units for each full $100 of Compensation received by him during the year if he has completed ten or more Years of Service with the Employers and Related Companies as of the last day of the Plan Year.

     (c) As of the last day of each Plan Year, any forfeitures pursuant to section 11.11 attributable to prior Matching Contributions by an Employer shall be allocated among and credited to the appropriate Accounts of Participants in the manner described in paragraph (b) above; provided, however, only Participants who made Pre-Tax Contributions during such Plan Year shall be eligible for an allocation and for purposes of determining the proportion of such a Participant's total units, only Participants who made Pre-Tax Contributions during such year shall be included.

For purposes of this Section 7, Discretionary Profit Sharing
Contributions for any Plan Year shall be considered to have been made on the last day of that year, regardless of when paid to the Trustee.

     7.4. Statement of Plan Interest. As soon as practicable after the last day of each Plan Year, the Committee shall provide each Participant with a statement reflecting the balances of his Accounts.

                           SECTION 8

     Limitations on Compensation, Contributions and Allocations
     ----------------------------------------------------------

     8.1. Reduction of Contribution Rates. To conform the operation of the Plan to sections 401(a)(4), 401(k)(3), 401(m), 402(g) and 415(c) of the Code, the Committee may unilaterally modify or revoke any Pre-Tax Contribution election made by a Participant pursuant to subsection 4.1, or may reduce (to zero if necessary) the level of Matching Contributions to be made on behalf of Highly Compensated Participants pursuant to subsection 5.1.

     8.2. Limitations on Annual Addition. Notwithstanding any other provisions of the Plan to the contrary, a Participant's
Annual Addition (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

          (a) $30,000 (or, if greater, 1/4 of the dollar limitation in effect under section 415(b)(1)(A) of the
          Code); or

          (b)  25 percent of the Participant's Section 415
          Compensation (defined below) for that Plan Year , calculated as if each Section 415 Affiliate (defined below) were a Related Company,

reduced by any Annual Addition for the Participant for the Plan Year under any other defined contribution plan of an Employer or a Related Company or Section 415 Affiliate, provided that, if any other such plan has a similar provision, the reduction shall be pro rata. The term "Annual Addition" means, with respect to any Participant for any Plan Year the sum of all contributions (excluding rollover contributions and transfers) and forfeitures allocated to a Participant's Accounts under the Plan for such year pursuant to subsection 7.3, regardless of whether any such amounts (or portions thereof) are subsequently distributed in accordance with subsections 8.5, 8.7, 8.9 or 8.10. The term Annual Addition shall also include employer contributions allocated for a Plan Year to any individual medical account (as defined in section 415(l) of the Code) of a Participant and any amount allocated for a Plan Year to the separate account of a Participant for payment of post-retirement medical benefits under a funded welfare benefit plan (as described in section 419A(d)(2) of the Code), which is maintained by an Employer or a Related Company or a Section 415 Affiliate. A Participant's "Section 415 Compensation" shall mean the Participant's Compensation (determined without regard to the limitation under section 401(a)(17) of the Code), less any elective contributions made on the Participant's behalf for the Plan Year to a plan sponsored by an Employer or a Related Company that are not currently includable in income pursuant to sections 125 or 402(a)(8) of the Code. "Section 415 Affiliate" means any entity that would be a Related Company if the ownership test of section 414 of the Code were "more than 50 percent" rather than "at least 80 percent". For purposes of applying the limitations of section 415 of the Code, the limitation year shall be the Plan Year.

     8.3. Excess Annual Additions. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation or such other mitigating circumstances as the Commissioner of Internal Revenue shall prescribe, the Annual Additions for a Participant for a Plan Year exceed the limitations set forth in subsection 8.2, the excess amounts shall be held in suspense as necessary, and credited to such Participant's Account in the next following Plan Year in accordance with Treas. Reg., 1.415-6(b)(6)(ii) after any Pre-Tax Contributions are first returned. Any Pre-Tax Contributions returned to the Participant in accordance with this subsection
8.3 shall be disregarded for purposes of subsections 8.5, 8.6,
8.9 and 8.10.

     8.4. Combined Plan Limitation. If a Participant also participates in any defined benefit plan (as defined in section 415(k) of the Code) maintained by an Employer or a Related Company or Section 415 Affiliate, the aggregate benefits payable to, or on account of, the Participant under such plan together with this Plan shall be determined in a manner consistent with section 415(e) of the Code. The benefit provided for the Participant under the defined benefit plan shall be adjusted to the extent necessary so that the sum of the "defined benefit fraction" and the "defined contribution fraction" (as such terms are defined in section 415(e) of the Code and applicable regulations thereunder) calculated with regard to such Participant does not exceed 1.0. For purposes of this subsection 8.4, all qualified defined benefit plans (whether or not terminated) of the Employers, Related Companies and Section 415 Affiliates shall be treated as one defined benefit plan.

     8.5. $7,000 Limitation. In no event shall the Pre-Tax Contributions for a Participant under the Plan (together with elective deferrals under any other cash-or-deferred arrangement maintained by an Employer or a Related Company) for any taxable year exceed $7,000 or such other amount as may be permitted under section 402(g) of the Code. If during any taxable year a Participant is also a participant in another cash or deferred arrangement, and if his elective deferrals under such other arrangement together with his Pre-Tax Contributions exceed the maximum amount permitted for the Participant for that year under section 402(g) of the Code, the Participant, not later than March 1 following the close of such taxable year, may request the Committee to direct the Trustee to distribute all or a portion of such excess to him, with any allocable gains or losses for that Plan Year (determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to the distribution of excess deferrals under this subsection 8.5 and excess contributions under subsections 8.7, 8.9 and 8.10 to all affected Participants, or
(ii) satisfies any alternative method set forth in applicable Treasury regulations. Any such request shall be in writing and shall include adequate proof of the existence of such excess, as determined by the Committee in its sole discretion. If the Committee is so notified, such excess amount shall be distributed to the Participant no later than the April 15 following the close of the Participant's taxable year. In addition, if the applicable limitation for a Plan Year happens to be exceeded with respect to this Plan alone, or this Plan and another plan or plans of the Employers and Related Companies, the Committee shall direct such excess Pre-Tax Contributions (with allocable gains or losses) to be distributed to the Participant as soon as practicable after the Committee is notified of the excess deferrals by the Company, an Employer or the Participant, or otherwise discovers the error (but no later than the April 15 following the close of the Participant's taxable year). Notwithstanding the foregoing provisions of this subsection 8.5, the dollar amount of any distribution due hereunder shall be reduced by the dollar amount of any Pre-Tax Contributions previously distributed to the same Participant pursuant to subsection 8.7, provided, however, that for purposes of subsections 8.2 and 8.6, the correction under this subsection 8.5 shall be deemed to have occurred before the correction under subsection 8.7.

     8.6. Code Section 401(k)(3) Testing. For any Plan Year, the amount by which the average of the Deferral Percentages (as defined below) of each eligible employee who is Highly Compen sated (the "Highly Compensated Group Deferral Percentage") exceeds the average of the Deferral Percentages of each eligible employee who is not Highly Compensated (the "Non-Highly Compen sated Group Deferral Percentage") shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. "Deferral Percentage" for any eligible employee for a Plan Year shall be determined by dividing his Pre-Tax Contributions for the year by his Compensation for the year, subject to the following special rules:

          (a) any employee eligible to participate in the Plan at any time during a Plan Year in accordance with subsection 2.1 (without regard to any suspension imposed by any other provision hereunder) shall be counted, whether or not any Pre-Tax Contributions are made on his behalf for the year;

          (b) the Deferral Percentage for any Highly Compensated Participant who is eligible to participate in the Plan and who is also eligible to make other elective deferrals under one or more other cash or deferred arrangements described in section 401(k) of the Code maintained by an Employer or a Related Company for a plan year that ends with or within the Plan Year (other than a plan or arrangement subject to mandatory disaggregation under applicable Treasury regulations), shall be determined as if all such elective deferrals were made on his behalf under the Plan;

          (c) for purposes of determining the Deferral Percentage of a Highly Compensated Participant who is a 5-percent owner (as defined in section 416(i)(1)(B) of the Code) of an Employer or a Related Company or one of the ten most highly-paid employees of all the Employers and Related Companies, the Pre-Tax Contributions and Compensation of such Participant shall include the Pre-Tax Contributions and Compensation for the Plan Year of his family members (as defined in section 414(q)(6) of the Code), and any such family members shall be disregarded as separate employees in determining the Highly Compensated and Non-Highly Compensated Group Deferral Percentages;

          (d) excess Pre-Tax Contributions distributed to a Participant under subsection 8.5 shall be counted in determining such Participant's Deferral Percentage, except in the case of a distribution to a non-Highly Compensated Participant required to comply with section 401(a)(30) of the Code;

          (e) if this Plan is aggregated with one or more other plans for purposes of section 410(b) of the Code (other than the average benefit percentage test), this subsection 8.6 shall be applied as if all such plans were a single plan; provided, however, that for Plan Years beginning after 1989, such aggregated plans must all have the same plan year; and

          (f) all Participants who are members of a single collective bargaining unit shall be tested separately under this subsection 8.6.

Application of this subsection 8.6 shall be made in accordance with section 401(k)(3) of the Code and applicable regulations thereunder.

     8.7. Correction Under Section 401(k) Test. In the event that the Highly Compensated Group Deferral Percentage for any
Plan Year does not initially satisfy one of the tests referred to in subsection 8.6, the Committee shall direct the Trustee to distribute to Highly Compensated Participants enough of their Pre-Tax Contributions under the leveling method described in applicable Treasury regulations, with any allocable gains or losses for such Plan Year determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of
Section 7 and is consistently applied to making corrective distributions under this subsection 8.7 and subsections 8.5, 8.9 and 8.10 to all affected Participants or (ii) satisfies any alternative method set forth in applicable Treasury regulations, so that the Highly Compensated Group Deferral Percentage meets one of the tests referred to in subsection 8.6. The amount to be distributed to any Participant pursuant to this subsection 8.7 shall be reduced by the amount of any Pre-Tax Contributions distributed to him for the taxable year ending with or within such Plan Year pursuant to subsection 8.5. To the extent any distribution of excess contributions is required pursuant to this subsection 8.7 for any Plan Year, such distribution shall be made after the close of the Plan Year in which the excess arose and in no event later than the close of the Plan Year following such Plan Year.

     8.8. Code Section 401(m)(2) Testing. For any Plan Year, the amount by which the average of the Contribution Percentages (as defined below) of each eligible employee who is Highly Compensated (the "Highly Compensated Group Contribution Per centage") exceeds the average of the Contribution Percentages of each eligible employee who is not Highly Compensated (the "Non-Highly Compensated Group Contribution Percentage") shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. The "Contribution Percentage" for any eligible employee for a Plan Year shall be determined by dividing his Matching Contributions for the year by his Compensation for the year, subject to the following special rules:

          (a) any employee eligible to participate in the Plan at any time during a Plan Year in accordance with subsection 2.1 (without regard to any suspension imposed by any other provision hereunder) shall be counted, whether or not any Matching Contributions are made for him for the year;

          (b) the Contribution Percentage for any Highly Compensated Participant who is eligible to participate in the Plan and who is also eligible to participate in one or more other qualified plans maintained by an Employer or a Related Company with a plan year that ends with or within the Plan Year (other than a plan subject to mandatory disaggregation under applicable Treasury regulations) with after-tax or matching contributions shall be determined as if all such contributions were made under the Plan;

          (c) for purposes of determining the Contribution Percentage of a Highly Compensated Participant who is a 5-percent owner (as defined in section 416(i)(1)(B) of the Code) of an Employer or a Related Company or one of the ten most highly-paid employees of all the Employers and Related Companies, the Matching Contributions and Compensation of such Participant shall include the Matching Contributions and Compensation for the Plan Year of his family members (as defined in section 414(q)(6) of the Code), and any such family members shall be disregarded as separate employees in determining the Highly Compensated and Non-Highly Compensated Group Contribution Percentages;

          (d) if this Plan is aggregated with one or more other plans for purposes of section 410(b) of the Code (other than the average benefit percentage test), this subsection 8.9 shall be applied as if all such plans were a single plan; provided, however, that for Plan Years beginning after 1989, such aggregated plans must all have the same plan year; and

          (e) all Participants who are members of a single collective bargaining unit shall be tested separately under this subsection 8.8.

Application of the provisions of this subsection 8.8 shall be made in accordance with the requirements of section 401(m)(2) of the Code and the regulations thereunder.

     8.9. Correction Under Section 401(m) Test. In the event that the Highly Compensated Group Contribution Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 8.8, the Committee shall direct the Trustee to distribute to Highly Compensated Participants enough of their Matching Contributions under the leveling method described in applicable Treasury regulations, with any allocable gains or losses for such Plan Year determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to making corrective distributions under this subsection 8.9 and subsections 8.5, 8.7 and 8.10 to all affected Participants or (ii) satisfies any alternative method set forth in applicable Treasury regulations, so that the Highly Compensated Group Contribution Percentage meets one of the tests referred to in subsection 8.8. Notwithstanding the foregoing provisions of this subsection 8.9, any such excess Matching Contributions that are not yet vested in accordance with subsection 9.1 shall be forfeited as of the end of the Plan Year to which such corrective distributions relate (and treated in the same manner as any other forfeiture under the Plan). The Committee shall make any distribution required under this subsection 8.9 for any Plan Year after the close of the Plan Year in which such excess contributions were contributed and in no event later than the close of the Plan Year following such Plan Year.

     8.10. Multiple Use of Alternative Limitation. Effective for Plan Years beginning on or after January 1, 1989, notwith standing any other provision of this Section 8, if the 1.25 factors referred to in subsections 8.6 and 8.8 are both exceeded for a Plan Year, the leveling method of correction prescribed in subsection 8.9 shall be continued until the aggregate limit set forth in Treas. Reg., 1.401(m)-2(b)(3) is satisfied for such Plan Year.

     8.11. Highly Compensated. An employee or Participant shall be "Highly Compensated" for any Plan Year if during that Plan
Year or the preceding Plan Year, he:

          (a) was at any time a 5 percent owner of an Employer or a Related Company;

          (b)  received Compensation in excess of $75,000
          (indexed for cost-of-living adjustments under section
          415(d) of the Code);

          (c)  received Compensation in excess of $50,000
          (indexed for cost-of-living adjustments under section
          415(d) of the Code), and was in the top-paid group of employees (as defined below) for such year; or

          (d)  was at any time an officer and received
          Compensation greater than 50 percent of the amount in effect under section 415(b)(1)(A) of the Code for such year, provided that the officers taken into account under this paragraph (d) shall be limited to 50 or, if less, the greater of 3 individuals or 10 percent of the employees of all the Employers and Related Companies;

provided, however, that an employee in category (b), (c) or (d) above for the current Plan Year who does not fall within at least one such category for the preceding Plan Year shall not be considered Highly Compensated for the current Plan Year unless he is also among the 100 most highly-paid employees of all the Employers and Related Companies for such current year. An employee shall be considered to be in the "top-paid group" of employees for any year if such employee is in the group consisting of the top 20 percent of the active employees of all the Employers and Related Companies when ranked on the basis of Compensation paid during such year. In determining the total number of active employees in a year, the following provisions shall apply:

          (i) the term "employee" shall include a leased employee who is treated as an employee pursuant to the provisions of section 414(n)(2) of the Code, other than any individual who is covered by a safe-harbor plan described in section 414(n)(5) of the Code; and

    (ii)  the following employees shall be disregarded:
          employees who have not attained age 21 by the end of the year; employees who by the end of the year have not completed 6 months of service (including service in the immediately preceding year); employees who normally work fewer than 17-1/2 hours per week; employees who normally work fewer than 6 months during any year; and non-resident aliens with no U.S. source income.

     8.12. Plan Disaggregation. Notwithstanding the foregoing provisions of this Section 8, for Plan Years prior to 1992, testing under subsections 8.6, 8.8 and 8.10 and correction under subsections 8.7, 8.9 and 8.10 may be performed separately with respect to different groups of eligible employees under the Plan as determined by the Committee, provided that each such group meets the requirements of applicable regulations under section 401(a)(4) of the Code.

                           SECTION 9

                 Vesting and Termination Dates
                 -----------------------------

     9.1.   Determination of Vested Interest.  The interest of a
Participant in his Discretionary Account and Matching Account shall become fully vested and nonforfeitable in accordance with the following schedule:

   Years of Service                  Vested Percentage

   Fewer than 1                               0
   1 but fewer than 2                        20
   2 but fewer than 3                        40
   3 but fewer than 4                        60
   4 but fewer than 5                        80
   5 or more                                100

A Participant shall at all times have a nonforfeitable interest in his Pre-Tax Account and After-Tax Transfer Account.

     9.2. Accelerated Vesting. Notwithstanding the foregoing provisions of this Section 9, a Participant shall have a fully vested, nonforfeitable interest in all his Accounts when he attains age 62, dies or becomes permanently disabled while employed by an Employer or a Related Company. In addition, in the event of the Plan's termination (in accordance with subsection 13.2) or partial termination (as determined under applicable law and regulations) or the complete discontinuance of Employer contributions to the Plan, each affected Participant shall have a fully vested, nonforfeitable interest in all his Accounts. For purposes of the Plan, a Participant will be considered permanently disabled if, on account of physical or mental disability, he no longer is capable of performing the duties assigned to him by his Employer or of any other position at the Employer for which the employee is reasonably qualified or which condition constitutes total disability under the Federal Social Security Act.

     9.3. Termination Date. A Participant's "Termination Date" shall be the date on which his employment with the Employers and Related Companies terminates for any reason.

     9.4. Distribution Only Upon Separation From Service. Subject to subsection 11.14, notwithstanding any other provision of the Plan to the contrary, a Participant may not commence distribution of his Pre-Tax Account pursuant to Section 11, even though his employment with the Employers and Related Companies has terminated, unless or until he also has a "separation from service" within the meaning of section 401(k)(2)(B) of the Internal Revenue Code. The foregoing restriction shall not apply, however, if the Participant's termination of employment occurs in connection with the sale by an Employer to an unrelated corporation of at least 85 percent of the assets of a trade or business, or the sale of its interest in a subsidiary to an unrelated entity, provided (a) the Participant remains employed in such trade or business or by such subsidiary after the sale,
(b) the Employer continues to maintain the Plan after the sale,
(c) no transfer of the Participant's Accounts occurs or is scheduled to occur after the sale pursuant to subsection 13.3 to a plan of such subsidiary or of the purchaser of such assets (or any entity affiliated therewith), and (d) the Participant receives distribution of his Pre-Tax Account under the Plan in a lump sum by the end of the second calendar year after the year in which the sale occurs.

                           SECTION 10

     Loans and Withdrawals of Contributions While Employed
     -----------------------------------------------------
     10.1. Loans to Participants. The Committee, upon written request by a Participant who is an employee of an Employer or Related Company, or who is otherwise required to be given the opportunity to borrow under applicable regulations, in such form as the Committee may require and accompanied by the application fee established by the Committee, may authorize a loan to be made to the Participant of up to one-half of the balance in his Pre-Tax Account subject to the following:

          (a) No loan shall be made to a Participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him under this Plan and under any other qualified retirement plans maintained by the Related Companies would exceed $50,000, reduced by the excess, if any, of:

                         (i)  the highest outstanding balance of
               all loans to the Participant from the plans during the one-year period ending on the day immediately before the date on which the loan is made; over

                    (ii) the outstanding balance of loans from
               the plans to the Participant on the date on which such loan is made;

          and no loan shall be made to a Participant if the aggregate amount of that loan and the outstanding balance of any other loans to the Participant from the Plan would exceed one-half of the total vested balance of the Participant's Accounts under the Plan as of the date the loan is made.

          (b) Each loan to a Participant shall be charged against his Pre-Tax Account and the Investment Funds in which his Pre-Tax Account is invested in accordance with his election; provided, however, loans may not be charged against the Stock Fund. If a Participant does not elect the method of charging his Investment Funds, the loan shall be charged against each Investment Fund other than the Stock Fund in the same ratio as the value of his interest in such Fund bears to the total of his Pre-Tax Account excluding the Stock Fund.

          (c) Each loan shall be evidenced by a written note providing for:

                         (i)  a reasonable repayment period of
               not more than 5 years from the date of the loan (or such longer period as the Committee may permit for a loan used to acquire a dwelling which, within a reasonable period of time, will be used as the Participant's principal residence);

                         (ii) a reasonable rate of interest;

                         (iii)     substantially equal payments
               of principal and interest over the term of the loan no less frequently than quarterly; and

                         (iv) such other terms and conditions as
               the Committee shall determine.

          (d) Promissory notes shall be held by the Trustee in the Loan Fund.

          (e) Payments of principal and interest to the Trustee with respect to any loan to a Participant:

                         (i)  shall reduce the outstanding
               balance with respect to that loan;

                         (ii) shall reduce the balance of the
               Loan Fund holding the promissory note reflecting that loan;

                         (iii)     shall be credited to the
               Participant's Pre-Tax Account; and

                         (iv) shall be invested in the Investment
               Funds (other than the Loan Fund) in accordance with his most recent investment directions.

          (f) A Participant's obligation to repay a loan (or loans) from the Plan shall be secured by the Participant's vested interest in the Plan.

          (g) Generally, loan repayments will be made by payroll deductions. However, during any period when payroll deduction is not possible or is not permitted under applicable law, repayment will be made by personal check.

          (h) The loan may be prepaid in full or in part at any time without penalty, subject to such rules as the Committee may establish with respect to the minimum amount of any partial prepayment.

          (i) Any loan to a Participant shall become immediately due and payable upon his termination of employment with the Employers and Related Companies if he does not continue to be a party in interest to the Plan after such termination, unless such Participant's Accounts are scheduled to be transferred to a qualified plan of an employer that is not a Related Company pursuant to subsection 13.3. Notwithstanding any other provision of the Plan to the contrary, if the outstanding balance of principal and interest on any loan is not paid within 30 days of the expiration of its term or upon acceleration in accordance with the preceding sentence, a default shall occur and the Trustee shall apply all or a portion of the Participant's vested interest in the Plan in satisfaction of such outstanding obligation, but only to the extent such vested interest (or portion thereof) is then distributable under applicable provisions of the Code. If necessary to satisfy the entire outstanding obligation, such application of the Participant's vested interest may be executed in a series of actions as amounts credited to the Participant's Account become distributable.

          (j) If distribution is to be made to a Beneficiary in accordance with subsection 11.3, any outstanding promissory note of the Participant shall be canceled and the unpaid balance of the loan, together with any accrued interest thereon, shall be treated as a distribution to or on behalf of the Participant immediately prior to commencement of distribution to the Beneficiary.

          (k) A Participant may have no more than two loans outstanding at a time.

          (l) The Committee shall establish uniform procedures for applying for a loan, evaluating loan applications, and setting reasonable rates of interest, which shall be communicated to Participants in writing.

     10.2. Withdrawals On Account of Hardship. In the event of a Hardship (as defined in subsection 10.3), a Participant whose Termination Date has not yet occurred may elect to withdraw all or part of his interest in his Pre-Tax Account at intervals no shorter than 12 months, as provided and in the order set forth below:

     (a) up to 100% of the portion of his Pre-Tax Account attributable to rollover contributions;

     (b)  up to 100% of his Pre-Tax Contributions; and

          (c)  up to 100% of the earnings credited on his Pre-Tax
          Contributions prior to January 1, 1989.

     10.3. Hardship Withdrawals. A withdrawal will not be considered to be made on account of "Hardship" unless the following requirements are met:

          (a) The withdrawal is requested because of an immediate and heavy financial need of the Participant, and will be so deemed if the Participant represents that the withdrawal is made on account of:

                         (i)  expenses for medical care described
               in section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependent of the Participant (as defined in section 152 of the Code) or necessary for such persons to obtain such medical care;

                         (ii) the purchase (excluding mortgage
               payments) of a principal residence of the Participant;

                         (iii)     payment of tuition and related
               educational fees for the next 12 months of post-secondary education for the Participant, or his spouse, children or dependents;

                         (iv) the need to prevent the eviction of
               the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                         (v)  any other circumstances of
               immediate and heavy financial need identified as such in revenue rulings, notices or other documents of the Internal Revenue Service of general applicability.

          (b) The withdrawal must also be necessary to satisfy the immediate and heavy financial need of the Participant. It will be considered necessary if the Committee determines that the amount of the withdrawal does not exceed the amount required to relieve the financial need (taking into account any applicable income or penalty taxes resulting from the withdrawal) and if the need cannot be satisfied from other sources that are reasonably available to the Participant. In making this determination, the Committee may reasonably rely on the Participant's written representation that the need cannot be relieved:

                         (i)  through reimbursement or
               compensation by insurance or otherwise;

                         (ii) by reasonable liquidation of the
               Participant's assets, to the extent such liquidation would not itself give rise to an immediate and heavy financial need;

                         (iii)     by ceasing to make Pre-Tax
               Contributions to the Plan (or any other plan of the Employer permitting deferral of compensation);
               or

                         (iv) by a loan pursuant to subsection
               10.1 or by borrowing from commercial sources on reasonable commercial terms.

          (c) Notwithstanding any other provision of the Plan, Pre-Tax and Matching Contributions by or on behalf of the Participant shall be suspended as of the first day of the pay period coincident with or next following the date of the Hardship withdrawal and such contributions may not be resumed until the first day of the calendar quarter coincident with or next following the 6-month period beginning on the date of such suspension. A Participant shall not fail to be treated as an eligible employee for purposes of subsections 8.6 and 8.8 merely because of the application of this paragraph (c).

     10.4. Withdrawals On or After Age 59-1/2. A Participant whose Termination Date has not yet occurred may elect to withdraw all or part of his interest in his Pre-Tax Account on or after the date he attains age 59-1/2, at intervals no shorter than 12 months, as provided and in the order set forth below:

          (a)  up to 100% of his Pre-Tax Contributions;

          (b)  up to 100% of the earnings credited on his Pre-Tax
          Contributions; and

          (c) up to 100% of the portion of his Pre-Tax Account attributable to rollover contributions.

     10.5. Form of Withdrawal. For purposes of subsections 10.2 and 10.4, a Participant's Pre-Tax Account shall be valued as of the Valuation Date immediately preceding the withdrawal. Withdrawals from the Stock Fund shall be made in either cash or shares of DeVRY Inc. common stock, as the Participant elects or, if the Participant does not elect, withdrawals pursuant to subsection 10.2 shall be made in cash and withdrawals pursuant to subsection 10.4 shall be made in shares of DeVRY Inc. common stock. For purposes of subsections 10.2 and 10.4, each withdrawal by a Participant shall be charged against the Investment Funds in which his Pre-Tax Account is invested in accordance with his election. If a Participant does not elect the method of charging his withdrawal, the withdrawal shall be charged against the Investment Funds (other than the Stock Fund) according to descending level of investment risk and the Stock Fund shall be charged last.

                           SECTION 11

                         Distributions
                         -------------

     11.1. Distributions to Participants After Termination of Employment. If a Termination Date occurs with respect to a Participant (for a reason other than his death), the vested portions of his Accounts shall be distributed in accordance with the following provisions of this subsection 11.1, subject to the provisions of subsection 11.2 and subsection 11.5:

          (a) If the value of the vested portions of the Parti cipant's Accounts (including any loans outstanding on his Termination Date) does not exceed $3,500, determined as of the Valuation Date next following his Termination Date such vested portions, less any outstanding loan balance distributable in accordance with subsection 10.1(i), shall be distributed to the Participant as soon as practicable after the Valuation Date next following his Termination Date, in a lump sum payment.

          (b) If the value of the vested portions of the Partici pant's Accounts (including any loans outstanding on his Termination Date) exceeds $3,500, determined as of the Valuation Date next following his Termination Date, such vested portions, less any outstanding loan balance distributable in accordance with subsection 10.1(i), shall be distributed (or shall begin to be distributed) to the Participant on (or as soon as practicable after) the Distribution Date he elects, by one of the following methods chosen by the Participant:

                         (i)  by payment in a lump sum,  or

                         (ii) by payment in a series of
               substantially equal annual or more frequent installments for a period not exceeding 10 years, or

                         (iii)     by purchase from an insurance
               company and distribution to him of an annuity contract providing for periodic distributions to him or to him and his Beneficiary for his life (with or without a period certain) or their joint lives, subject to the provisions of subsection 11.4;

          provided, however, that if the value of the vested portions of the Participant's Accounts is reduced to less than $3,500 as of any Valuation Date prior to a Distribution Date selected by the Participant, on account of investment losses or payment to an alternate payee pursuant to a qualified domestic relations order, such reduced Account balance shall be distributed to the Participant as soon as practicable after such Valuation Date.

          (c) "Distribution Date" shall mean the Valuation Date as of which a payment in any form is made pursuant to this Section 11; provided, however, that in the event of an election of an annuity under paragraph (b)(iii) above, the Distribution Date shall be no later than the date payment is irrevocably made on behalf of the Participant to the insurance company issuing the annuity contract.

     11.2. Direct Rollover. Effective January 1, 1993, if the distributee of a distribution under paragraphs (a) or (b)(i) of subsection 11.1 or any other eligible rollover distribution (as defined in section 402 of the Code or related regulations or notices) under the Plan:

          (a) elects in such form and at such time as the Committee may prescribe to have part or all of the distribution paid directly to an eligible retirement plan (as defined in section 401(a)(31)(D) of the Code), and

          (b) specifies an eligible retirement plan to which the distribution is to be paid,

the distribution shall be made in the form of a direct trustee-to-trustee rollover to the plan so specified.

     11.3. Distributions to Beneficiaries. Subject to subsection 11.2 and subsection 11.5, the following rules shall apply if a Participant dies while any vested portions of his Accounts remain undistributed:

          (a) If the Participant dies before benefit payments to him have commenced or an annuity contract has been purchased, the vested balance of his Accounts less any outstanding loan balance distributable in accordance with paragraph 10.1(j), shall be distributed as soon as practicable after the Valuation Date following the date of his death, to his Beneficiary (as defined in subsection 11.6) in a lump sum payment.

          (b) If a Participant dies after benefit payments to him have commenced, the vested balance, if any, of his Accounts shall continue to be distributed to his Beneficiary in accordance with the method of distribution selected by the Participant; provided, however, that the Beneficiary may elect to have such vested balance paid in a lump sum payment as soon as practicable after the Valuation Date next following the Participant's death.

     11.4. Special Rules Governing Annuity Elections. If a married Participant elects distribution in the form of an annuity pursuant to paragraph 11.1(b)(iii), the following rules shall apply and shall supersede any other provision of the Plan to the contrary:

          (a) The vested portions of the Participant's Accounts, less any outstanding loan balance distributable in accordance with paragraph 10.1(i), shall be used to purchase a nontransferable "Joint and Survivor Annuity" (that is, an annuity payable for the life of the Participant with a survivor annuity payable for the life of his spouse which is not less than 50 percent of the amount of the annuity payable during the joint lives of the Participant and spouse), unless the Participant elects another form of annuity and, if applicable, a Beneficiary other than his spouse, with the consent of his spouse to such form and Beneficiary, during the 90-day period immediately preceding his Distribution Date, which Distribution Date shall be no earlier than 30 days after his receipt of a written explanation from the Committee of the terms and conditions of the Joint and Survivor Annuity and the effect of an election of a different annuity form.

          (b) No consent by the spouse to the election of a form of annuity other than the Joint and Survivor Annuity and, if applicable, Beneficiary other than the spouse shall be effective unless it is in writing, acknowledges the effect of such consent and is witnessed by a notary public (unless the Committee determines that there is no spouse, that the spouse cannot be located or that consent may be waived because of such other circumstances as regulations or rulings under Code section 417 set forth).

          (c) During the period between his election of an annuity and his Distribution Date, no loan may be made to a Participant pursuant to subsection 10.1, no amount may be withdrawn by the Participant pursuant to subsection 10.2 or 10.4 and no amount may be distributed to the Participant pursuant to subsection 11.1, in any form other than a Joint and Survivor Annuity, without the written consent of the spouse as provided in paragraph (b) of this subsection 11.4.

          (d) Subject to paragraph (e) below, if the Participant dies during the period between his election of an annuity and his Distribution Date, the vested portions of his Accounts (less any amounts credited to the Loan Fund, which shall be distributed in accordance with paragraph 10.1(j)) shall be paid to his spouse in the form of a life annuity as of the Valuation Date next following the date the Participant would have attained age 65 or, if the spouse so elects, as soon as practicable after the Valuation Date next following his death; provided, however, that a spouse to whom payment is due under this paragraph (d) may elect to have such vested portions, if any, distributed in the form of a lump sum payment.

          (e) The provisions of paragraph (d) above shall not apply, and distribution upon the death of the Participant shall be made in accordance with subsection 11.3, if the spouse consents to the designation of a Beneficiary other than the spouse in accordance with subsection 11.6 during the period between the Participant's election of an annuity and his death, and acknowledges that such consent to the Participant's designation of such Beneficiary constitutes the spouse's consent to the Participant's waiver of a qualified preretirement survivor annuity payable to the spouse in accordance with section 417 of the Code.

          (f) A Participant may revoke his election pursuant to this subsection 11.4, and may make a new election of any form of distribution permitted under paragraph 11.1(b), at any time during the 90-day period immediately preceding his Distribution Date; provided, however, that if the effect of such revocation is to select a distribution form other than a Joint and Survivor Annuity, it shall be ineffective without the written consent of his spouse in accordance with paragraph (b) of this subsection 11.4 to the new form of distribution and, if applicable, a Beneficiary other than the spouse.

          (g)  A spouse's consent in accordance with paragraph
          (b) of this subsection 11.4 shall be irrevocable.

     11.5. Limits on Commencement and Duration of Distributions. The following distribution rules shall be applied in accordance with sections 401(a)(9) and 401(a)(14) of the Code and applicable regulations thereunder, including the minimum distribution incidental benefit requirement of Treas. Reg., 1.401(a)(9)-2, and shall supersede any other provision of the Plan to the contrary:

          (a) Unless the Participant elects otherwise, in no event shall distribution commence later than 60 days after the close of the Plan Year in which the latest of the following events occurs: the Participant's attainment of age 65; the 10th anniversary of the year in which the Participant began participating in the Plan; or the Participant's Termination Date.

          (b) Notwithstanding any other provision herein to the contrary, distribution of the Participant's Accounts shall commence by lump sum cash payment of his entire Account balances on or before the Required Beginning Date and each December 31 thereafter or, if the Participant elects, by minimum annual distributions based upon the Participant's life expectancy and calculated in accordance with Treas. Reg., 1.401(a)(9)-1 no later than his "Required Beginning Date", that is, April 1 of the calendar year following the calendar year in which he attains age 70-1/2, unless the Participant attained age 70-1/2 prior to January 1, 1988 (during a Plan Year when he was not a 5 percent or more owner, as described in Code section
          416), in which case his Required Beginning Date will be delayed until his Termination Date.

          (c) The life expectancy of a Participant or a Beneficiary will be determined in accordance with Tables V and VI of Treas. Reg., 1.72-9, and shall not be recalculated unless the Participant elects otherwise prior to his Required Beginning Date.

          (d) In the event of an annuity payment, distribution payments shall be made over the life of the Participant or over the lives of such Participant and his Beneficiary (or over a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant and his Beneficiary).

          (e) If a Participant dies after distribution of his vested interest in the Plan has begun, the remaining portion of such vested interest, if any, shall be distributed to his Beneficiary at least as rapidly as under the method of distribution used prior to the Participant's death.

          (f) If a Participant dies before distribution of his vested interest in the Plan has begun, distribution of such vested interest to his Beneficiary shall be completed by December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs; provided, however, that this five-year rule shall not apply to a natural person designated as Beneficiary by the Participant or under the specific terms of the Plan, if

                         (i)  such vested interest will be
               distributed over the life of such designated
               Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary),

                         (ii) such distribution to the
               Beneficiary begins not later than December 31 of the calendar year following the calendar year in which the Participant died or, if such Beneficiary is the Participant's surviving spouse, not later than December 31 of the calendar year following the calendar year in which the Participant would have attained age 70-1/2, and

                         (iii)     the Beneficiary elects not to
               have the five-year rule apply.

          (g) If the Participant's surviving spouse is his Beneficiary and such spouse dies before distribution to such spouse begins, paragraph (f) shall be applied as if the surviving spouse were the Participant.

          (h)  For purposes of paragraph (e) and (f),
          distribution of a Participant's vested interest in the Plan is considered to begin on his Required Beginning Date; provided, however, that distribution irrevocably begun in the form of an annuity shall be considered to begin on the date it actually commences.

     11.6. Beneficiary Designations. The term "Beneficiary" shall mean the Participant's surviving spouse. However, if the Participant is not married, or if the Participant is married but his spouse consents to the designation of a person other than the spouse, the term Beneficiary shall mean such person or persons as the Participant designates to receive the vested portions of his Accounts upon his death (or to be his co-annuitant beneficiary under a term certain, in the event of distribution in the form of an annuity contract). Such designation may be made, revoked or changed (without the consent of any previously-designated Beneficiary except his spouse) only by an instrument signed by the Participant and received by the Committee prior to his death. A spouse's consent to the designation of a Beneficiary other than the spouse shall be in writing, shall acknowledge the effect of such designation, shall be witnessed by a Plan representative or a notary public and shall be effective only with respect to such consenting spouse. In default of such designation, or at any time when there is no surviving spouse and no surviving Beneficiary designated by the Participant, his Beneficiary shall be his surviving children (per stirpes) or, if he has no children, the estate of the last to die of the Participant or his designated Beneficiary. For purposes of the Plan, "spouse" means the person to whom the Participant is legally married at the relevant time. Notwithstanding the foregoing provisions of this subsection 11.6, no spousal consent to the designation of a person other than, or in addition to, the spouse as Beneficiary shall be required if (i) the Participant and his spouse are legally separated or the Participant has been abandoned (under applicable state law) and the Participant has a court order to that effect or (ii) it is established to the satisfaction of the Committee that the spouse's consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in applicable Treasury regulations.

     11.7. Facility of Payment. Notwithstanding the provisions of this Section 11, if, in the Committee's opinion, a Participant or Beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payment to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or of his estate. Thereafter, any benefits under the Plan to which such Participant or Beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

     11.8. Interests Not Transferable. The interests of a Participant and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of a qualified domestic relations order which relates to the provision of child support, alimony payments or marital rights of a spouse, child or other dependent of a Participant and which meets such requirements as may be imposed by section 414(p) of the Code or regulations issued thereunder. Notwithstanding any other provision of the Plan to the contrary, such a domestic relations order may permit distribution of the entire portion of the vested Account balance of a Participant awarded to his alternate payee, in a lump sum payment as soon as practicable after the Committee determines that such order is qualified, without regard to whether the Participant would himself be entitled under the terms of the Plan to withdraw or receive a distribution of such vested amount at that time.

     11.9. Absence of Guaranty. Neither the Committee, the Trustee nor the Employers in any way guarantee the Trust Fund from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Trust Fund.

     11.10. Missing Participants or Beneficiaries. Each Participant and each Beneficiary designated by the Participant must file with the Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the Committee or, in the case of a Participant, if no address is filed with the Committee then at his last post office address as shown on the Employers' records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. Neither the Employers, the Committee nor the Trustee will be required to search for or locate a Participant or Beneficiary.

     11.11.  Treatment of Nonvested and Partially Vested
Accounts. If a Termination Date occurs with respect to a Participant who is not fully vested in his Accounts, the following rules shall apply:

          (a) The unvested portion of his Accounts shall be forfeited as of the earlier of the date as of which the vested portions of his Accounts are distributed to him or the date the Participant incurs five consecutive One Year Breaks in Service.

          (b) If a Participant who received a distribution is reemployed by an Employer or Related Company before he incurs five consecutive One Year Breaks in Service, the amount forfeited under paragraph (a) above shall be restored (subject to the following provisions of this paragraph (b)), without adjustment for earnings and losses after the forfeiture, subject to the following:

                    (i)  If the Participant received a
               distribution of the vested portion of his Accounts on account of his previous termination of employment, the amount forfeited shall not be restored unless the Participant repays to the Trustee the full amount of such distribution (without adjustment for any subsequent earnings or losses thereon) before the earlier of the fifth anniversary of his reemployment or the close of five consecutive One Year Breaks in Service commencing after the distribution, in which event the amount forfeited shall be restored as soon as practicable after the repayment.

                         (ii) The restoration shall be made first
               from current forfeitures, if any, under the Plan and then, if necessary, from a special Employer contribution to the Plan.

                         (iii)     A restoration shall not be
               considered an Annual Addition for purposes of subsection 8.2.

                    (iv) The amount restored shall be maintained
               in separate subaccounts within the Participant's Matching and Discretionary Accounts and his vested interest in each subaccount shall be determined by adding the amount of the prior distributions from such Accounts to his separate subaccounts from such Accounts to his separate subaccount balances before applying the schedule set forth in subsection 9.1 and then subtracting the amounts of the prior distributions from the amounts derived after application of such schedule.

          (c) If the Participant is reemployed by an Employer or Related Company after he incurs five consecutive One Year Breaks in Service, such reemployment shall have no effect on the forfeiture under paragraph (a) above.

     11.12. Application of Forfeitures. Any forfeiture of Discretionary Profit Sharing Contributions or Matching Contributions and earnings thereon during a Plan Year pursuant to subsection 11.11 shall be used first to restore any prior forfeitures as required by subsection 11.11, and then shall be allocated to Participants for the Plan Year in which such forfeiture occurs in accordance with subsection 7.3 of the Plan.

     11.13. Form of Payment. Payments shall be made in cash, unless the Participant elects to have the portion of his Accounts invested in the Stock Fund distributed in whole shares of DeVRY
Inc. common stock.

     11.14. Disability Distribution. Notwithstanding any other provision of the Plan to the contrary, a Participant who is disabled, within the meaning of section 401(k)(2)(B) of the Code, may elect immediate distribution of his Account balance without regard to whether his Termination Date or separation from service has occurred.

                           SECTION 12

                         The Committee
                         -------------
     12.1. Membership and Authority. The Committee referred to in subsection 1.3 shall consist of a committee of one or more members appointed by the Company's Board of Directors. Except as otherwise specifically provided in this Section 12, in controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without meeting, and shall have the following discretionary authority, powers, rights and duties in addition to those vested in it elsewhere in the Plan or Trust:

          (a) to adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

          (b) to enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Committee;

          (c) to determine conclusively all questions arising under the Plan, including the power to determine the eligibility of employees and the rights of Participants and other persons entitled to benefits under the Plan and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions of whatever kind;

          (d) to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide;

          (e)  to direct all payments of benefits under the Plan;

          (f) to perform the functions of a "plan administrator" as defined in section 414(g) of the Code, for purposes of Section 7 and for purposes of establishing and implementing procedures to determine the qualified status of domestic relations orders (in accordance with the requirements of section 414(p) of the Code) and to administer distributions under such qualified orders;

          (g) to employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Committee considers necessary or desirable to discharge its duties; and

          (h)  to establish a claims procedure in accordance with
          section 503 of ERISA.

The certificate of a majority of the members of the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

     12.2. Allocation and Delegation of Committee Responsi bilities and Powers. In exercising its authority to control and manage the operation and administration of the Plan, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time. Any member or delegate exercising Committee responsibilities and powers under this subsection shall periodically report to the Committee on its exercise thereof and the discharge of such responsibilities.

     12.3. Uniform Rules. In managing the Plan, the Committee shall uniformly apply rules and regulations adopted by it to all persons similarly situated.

     12.4. Information to be Furnished to Committee. The Employers and Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee's or Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

     12.5. Committee's Decision Final. Any interpretation of the Plan and any decision on any matter within the discretion of the Committee made by the Committee shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

     12.6. Exercise of Committee's Duties. Notwithstanding any other provisions of the Plan, the Committee shall discharge its duties hereunder solely in the interests of the Participants and other persons entitled to benefits under the Plan, and:

          (a) for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits under the Plan; and

          (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     12.7. Remuneration and Expenses. No remuneration shall be paid from the Plan to any Committee member as such. However, the reasonable expenses (including the fees and expenses of persons employed by it in accordance with paragraph 12.1(g)) of a Committee member incurred in the performance of any Committee function shall be reimbursed by the Employers.

     12.8. Indemnification of the Committee. The Committee and the individual members thereof shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members by reason of the performance of any Committee function if the Committee or such members did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

     12.9. Resignation or Removal of Committee Member. A Committee member may resign at any time by giving ten days' advance written notice to the Employers, the Trustee and the other Committee members. The Company may remove any Committee member by giving advance written notice to him, the Trustee and the other Committee members.

     12.10. Appointment of Successor Committee Members. The Company's Board of Directors may fill any vacancy in the member ship of the Committee and shall give prompt written notice thereof to the other Committee members, the other Employers and the Trustee. While there is a vacancy in the membership of the Committee, the remaining Committee members shall have the same powers as the full Committee until the vacancy is filled.

                           SECTION 13

                   Amendment and Termination
                   -------------------------
     13.1. Amendment. While the Company expects to continue the Plan, it necessarily reserves the right, subject to the provisions of the Trust Agreement, to terminate the Plan or to amend it from time to time, except that no amendment will reduce a Participant's interest in the Plan to less than an amount equal to the amount he would have been entitled to receive if he had resigned from the employ of the Employers and the Related Companies on the day of the amendment.

     13.2. Termination. The Plan will terminate as to all of the Employers on any day specified by the Company if advance written notice of the termination is given to the other Employers. Employees of any Employer shall cease active participation in the Plan (and will be treated as inactive Participants in accordance with subsection 2.2) on the first to occur of the following:

          (a) the date on which that Employer, by appropriate action communicated in writing to the Company, ceases to be a contributing sponsor of the Plan;

          (b) the date that Employer is judicially declared bank rupt or insolvent; or

          (c) the dissolution, merger, consolidation, reorganiza tion or sale of that Employer, or the sale by that Employer of all or substantially all of its assets, except that, subject to the provisions of subsection 13.3, with the consent of the Company, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

     13.3. Merger and Consolidation of the Plan, Transfer of Plan Assets. The Committee in its discretion may direct the Trustee to transfer all or a portion of the assets of this Plan to another defined contribution plan of the Employers or Related Companies which is qualified under section 401(a) of the Code or, in the event of the sale of stock of an Employer or all or a portion of the assets of an Employer, to a qualified plan of an employer which is not a Related Company. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provision shall be made so that each affected Participant in the Plan on the date thereof (if the

Plan, as applied to that Participant, then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan, as applied to him, had then terminated.

     13.4. Distribution on Termination and Partial Termination. Upon termination or partial termination of the Plan, all benefits under the Plan shall continue to be paid in accordance with Sections 10 and 11 as such section may be amended from time to time.

     13.5.  Notice of Amendment, Termination or Partial
Termination. Affected Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.

                           APPENDIX A
                         DEFINED TERMS


7.1     -    Accounts
7.1     -    After-Tax Transfer Account
8.2     -    Annual Additions
6.1     -    Balanced Fund
11.6    -    Beneficiary
1.1     -    Code
1.3     -    Committee
1.1     -    Company
4.5     -    Compensation
8.8     -    Contribution Percentage
8.6     -    Deferral Percentage
7.1     -    Discretionary Account
5.1     -    Discretionary Profit Sharing Contributions
11.1    -    Distribution Date
1.1     -    Effective Date
1.2     -    Employer
7.2     -    Fair Market Value
6.1     -    Fixed Income Fund
6.1     -    Growth Equity Fund
10.3    -    Hardship
8.11    -    Highly Compensated
8.8     -    Highly Compensated Group Contribution Percentage
8.6     -    Highly Compensated Group Deferral Percentage
3.2     -    Hour of Service
6.1     -    Investment Funds
11.4    -    Joint and Survivor Annuity
2.4     -    Leased Employee
6.1     -    Loan Fund
7.1     -    Matching Account
5.2     -    Matching Contribution
6.1     -    Money Market Reserves Fund
8.8     -    Non-Highly Compensation Group
               Contribution Percentage
8.6     -    Non-Highly Compensated Group Deferral Percentage
3.3     -    One Year Break in Service
2.1     -    Participant
1.1     -    Plan
1.4     -    Plan Year
1.5     -    Valuation Dates
6.1     -    Value Equity Fund
7.1     -    Pre-Tax Account
4.1     -    Pre-Tax Contribution
1.2     -    Related Company
11.5    -    Required Beginning Date
8.2     -    Section 415 Affiliate
8.2     -    Section 415 Compensation
6.1     -    Stock Fund
9.3     -    Termination Date
1.3     -    Trust Agreement
7.2     -    Trust Fund
1.3     -    Trustee
3.1     -    Year of Service

                               SUPPLEMENT A
                                    TO
                DEVRY INC. PROFIT SHARING RETIREMENT PLAN
                -----------------------------------------
                           (Top-Heavy Status)


Application                   A-1.  This Supplement A to DeVRY
                              Inc. Profit Sharing Retirement Plan
                              (the "Plan") shall be applicable on
                              and after the date on which the
                              Plan becomes Top-Heavy (as
                              described in subsection A-4).

Definitions                   A-2.  Unless the context clearly
                              implies or indicates the contrary,
                              a word, term or phrase used or
                              defined in the Plan is similarly
                              used or defined for purposes of
                              this Supplement A.

Affected                      A-3.  For purposes of this
Participant                   Supplement A, the term "Affected
                              Participant" means each Participant
                              who is employed by an Employer or a
                              Related Company during any Plan
                              Year for which the Plan is Top-
                              Heavy; provided, however, the term
                              "Affected Participant" shall not
                              include any Participant who is
                              covered by a collective bargaining
                              agreement if retirement benefits
                              were the subject of good faith
                              bargaining between his Employer and
                              his collective bargaining
                              representative.

Top-Heavy                     A-4.  The Plan shall be "Top-Heavy"
                              for any Plan Year if, as of the
                              Determination Date for that year
                              (as described in paragraph (a) next
                              below), the present value of the
                              benefits attributable to Key
                              Employees (as defined in subsection
                              A-5) under all Aggregation Plans
                              (as defined in subsection A-8)
                              exceeds 60 percent of the present
                              value of all benefits under such
                              plans.  The foregoing determination
                              shall be made in accordance with
                              the provisions of section 416 of
                              the Code.  Subject to the preceding
                              sentence:

                                   (a)  The Determination Date
                                   with respect to any plan for
                                   purposes of determining Top-
                                   Heavy status for any plan year
                                   of that plan shall be the last
                                   day of the preceding plan year
                                   or, in the case of the first
                                   plan year of that plan, the
                                   last day of that year.  The
                                   present value of benefits as
                                   of any Determination Date
                                   shall be determined as of the
                                   accounting date or valuation
                                   date coincident with or next
                                   preceding the Determination
                                   Date.  If the plan years of
                                   all Aggregation Plans do not
                                   coincide, the Top-Heavy status
                                   of the Plan on any
                                   Determination Date shall be
                                   determined by aggregating the
                                   present value of Plan benefits
                                   on that date with the present
                                   value of the benefits under
                                   each other Aggregation Plan
                                   determined as of the
                                   Determination Date of such
                                   other Aggregation Plan which
                                   occurs in the same calendar
                                   year as the Plan's
                                   Determination Date.

                                   (b)  Benefits under any plan
                                   as of any Determination Date
                                   shall include the amount of
                                   any distributions from that
                                   plan made during the plan year
                                   which includes the
                                   Determination Date (including
                                   distributions under a
                                   terminated plan which, if it
                                   had not been terminated, would
                                   have been required to be
                                   included in an aggregation
                                   group) or during any of the
                                   preceding four plan years, but
                                   shall not include any amounts
                                   attributable to employee
                                   contributions which are
                                   deductible under section 219
                                   of the Code, any amounts
                                   attributable to employee-
                                   initiated rollovers or
                                   transfers made after
                                   December 31, 1983 from a plan
                                   maintained by an unrelated
                                   employer, or, in case of a
                                   defined contribution plan, any
                                   amounts attributable to
                                   contributions made after the
                                   Determination Date unless such
                                   contributions are required by
                                   section 412 of the Code or are
                                   made for the plan's first plan
                                   year.

                                   (c)  Benefits attributable to
                                   a participant shall include
                                   benefits paid or payable to a
                                   beneficiary of the
                                   participant, but shall not
                                   include benefits paid or
                                   payable to any participant who
                                   has not performed services for
                                   an Employer or Related Company
                                   during any of the five plan
                                   years ending on the applicable
                                   Determination Date; provided,
                                   however, that if a participant
                                   performs no services for five
                                   years and then performs
                                   services, the benefits
                                   attributable to such
                                   participant shall be included.

                                   (d)  The accrued benefit of
                                   any participant who is a Non-
                                   Key Employee with respect to a
                                   plan but who was a Key
                                   Employee with respect to such
                                   plan for any prior plan year
                                   shall not be taken into
                                   account.

                                   (e)  The accrued benefit of a
                                   Non-Key Employee shall be
                                   determined under the method
                                   which is used for accrual
                                   purposes for all plans of the
                                   Employer and Related
                                   Companies; or, if there is not
                                   such a method, as if the
                                   benefit accrued not more
                                   rapidly than the slowest
                                   accrual rate permitted under
                                   section 411(b)(1)(C) of the
                                   Code.

                                   (f)  The present value of
                                   benefits under all defined
                                   benefit plans shall be
                                   determined on the basis of a 6
                                   percent per annum interest
                                   factor and the 1984 Unisex
                                   Pension Mortality Table, with
                                   a one-year setback.

Key Employee                  A-5.  The term "Key Employee" means
                              an employee or deceased employee
                              (or beneficiary of such deceased
                              employee) who is a Key Employee
                              within the meaning ascribed to that
                              term by section 416(i) of the Code.
                              Subject to the preceding sentence,
                              the term Key Employee includes any
                              employee or deceased employee (or
                              beneficiary of such deceased
                              employee) who at any time during
                              the plan year which includes the
                              Determination Date or during any of
                              the four preceding plan years was:

                                   (a)  an officer of any
                                   Employer or Related Company
                                   with Compensation in excess of
                                   50 percent of the amount in
                                   effect under section
                                   415(b)(1)(A) of the Code for
                                   the calendar year in which
                                   that year ends; provided,
                                   however, that the maximum
                                   number of employees who shall
                                   be considered Key Employees
                                   under this paragraph (a) shall
                                   be 50;

                                   (b)  one of the 10 employees
                                   owning the largest interests
                                   in any Employer or any Related
                                   Company (disregarding any
                                   ownership interest which is
                                   less than 1/2 of one percent),
                                   excluding any employee for any
                                   plan year whose Compensation
                                   did not exceed the applicable
                                   amount in effect under section
                                   415(c)(1)(A) of the Code for
                                   the calendar year in which
                                   that year ends;

                                   (c)  a 5 percent owner of any
                                   Employer or of any Related
                                   Company; or

                                   (d)  a 1 percent owner of any
                                   Employer or any Related
                                   Company having Compensation in
                                   excess of $150,000.

Compensation                  A-6.  The term "Compensation" for
                              purposes of this Supplement A
                              generally means compensation within
                              the meaning of section 415(c)(3) of
                              the Code for that year, not
                              exceeding $150,000 or such larger
                              amount as may be permitted for any
                              year under Code section 401(a)(17).
                              However, for Plan Years beginning
                              on or after January 1, 1989, solely
                              for purposes of determining who is
                              a Key Employee, the term
                              "Compensation" means compensation
                              as defined in Code section
                              414(q)(7).

Non-Key Employee              A-7.  The term "Non-Key Employee"
                              means any employee (or beneficiary
                              of a deceased employee) who is not
                              a Key Employee.


Aggregation Plan              A-8. The term "Aggregation Plan"
                              means the Plan and each other
                              retirement plan (including any
                              terminated plan) maintained by an
                              Employer or Related Company which
                              is qualified under section 401(a)
                              of the Code and which:

                                   (a)  during the plan year
                                   which includes the applicable
                                   Determination Date, or during
                                   any of the preceding four plan
                                   years, includes a Key Employee
                                   as a participant;

                                   (b)  during the plan year
                                   which includes the applicable
                                   Determination Date or, during
                                   any of the preceding four plan
                                   years, enables the Plan or any
                                   plan in which a Key Employee
                                   participates to meet the
                                   requirements of section
                                   401(a)(4) or 410 of the Code;
                                   or

                                   (c)  at the election of the
                                   Employer, would meet the
                                   requirements of sections
                                   401(a)(4) and 410 if it were
                                   considered together with the
                                   Plan and all other plans
                                   described in paragraphs (a)
                                   and (b) next above.

Required                      A-9. The term "Required Aggregation
Aggregation                   Plan" means a plan described in
Plan                          either paragraph (a) or (b) of
                              subsection A-8.

Permissive                    A-10.  The term "Permissive
Aggregation                   Aggregation Plan" means a plan
Plan                          described in paragraph (c) of
                              subsection A-8.

Minimum                       A-11.  For any Plan Year during
Contribution                  which the Plan is Top-Heavy, the
                              minimum amount of Employer
                              contributions and forfeitures,
                              excluding elective contributions as
                              defined in Code section 401(k) and
                              employer matching contributions as
                              defined in Code section 401(m),
                              allocated to the Accounts of each
                              Affected Participant who is
                              employed by an Employer or Related
                              Company on the last day of that
                              year (whether or not he has
                              completed 1,000 Hours of Service
                              during that year), who is a Non-Key
                              Employee and who is not entitled to
                              a minimum benefit for that year
                              under any defined benefit
                              Aggregation Plan which is top-heavy
                              shall, when expressed as a
                              percentage of the Affected
                              Participant's Compensation, be
                              equal to the lesser of:

                                   (a)  3%; or

                                   (b)  the percentage at which
                                   Employer contributions
                                   (including Employer
                                   contributions made pursuant to
                                   a cash or deferred
                                   arrangement) and forfeitures
                                   are allocated to the Accounts
                                   of the Key Employee for whom
                                   such percentage is greatest.

                              For purposes of the preceding
                              sentence, compensation earned while
                              a member of a group of employees to
                              which the Plan has not been
                              extended shall be disregarded.
                              Paragraph (b) next above shall not
                              be applicable for any Plan Year if
                              the Plan enables a defined benefit
                              plan described in paragraph A-8(a)
                              or A-8(b) to meet the requirements
                              of section 401(a)(4) or 410 for
                              that year.  Employer contributions
                              for any Plan Year during which the
                              Plan is Top-Heavy shall be
                              allocated first to non-Key
                              Employees until the requirements of
                              this subsection A-11 have been met
                              and, to the extent necessary to
                              comply with the provisions of this
                              subsection A-11, additional
                              contributions shall be required of
                              the Employers.

Aggregate                     A-12. For any Plan Year during
Benefit Limit                 which the Plan is Top-Heavy,
                              paragraphs (2)(B) and (3)(B) of
                              section 415(e) of the Code shall be
                              applied by substituting "1.0" for
                              "1.25".